UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

ACROSS AMERICA REAL ESTATE CORP.
 (Exact name of Small Business Issuer as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Across America Real Estate Corp. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

We have obtained extensions to our Revolving Notes with GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. The Revolving Notes, each in the amount of $3,000,000, were both dated March 30, 2007 and due December 31, 2007. We have entered into agreements with both GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. to extend the term of each Revolving Note to June 30, 2008. In addition, we have agreed, as a part of the extension of the Revolving Notes, to provide both GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. with formal written draw requests which the appropriate lender can review and approve prior to the draw down of funds. Except as modified by these amendments, all of the terms of the original Revolving Notes are ratified and reaffirmed and remain in full force and effect.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 9.01 Exhibits.

Exhibit
Number	Description
10.29	Amendment to Revolving Note with BOCO INVESTMENTS, LLC.
10.30	Amendment to Revolving Note with GDBA INVESTMENTS, LLLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2007		Across America Real Estate Corp
	By:	/s/ Ann L. Schmitt
Ann L. Schmitt Chief Executive Officer